UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 15, 2013

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8551 W. Sunrise Boulevard, Suite 304 Plantation, Florida 33322
(Address of principal executive offices)

(954) 472-2340
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2013 Health Revenue Assurance Holdings, Inc. (“the “Company”) closed on certain Loan Agreement and Promissory Notes (the “Loan Agreement and Promissory Notes”) with 17 lenders (collectively, the “Lenders”).  Pursuant to the Agreement, the Company received an aggregate of $2,035,000 from the Lenders, to be repaid pursuant to the terms of the Loan Agreement and Promissory Note.  In connection with the Loan Agreement and Promissory Note, the Lenders were issued an aggregate of 7,850,000 shares of our common stock, par value $0.001 (the “Shares”).

The foregoing description of the terms of the Loan Agreement and Promissory are qualified in their entirety by reference to the form Loan Agreement and Promissory Note filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”), which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The Company believes that the issuance of the Shares was a transaction not involving a public offering and was exempt from registration with the Securities and Exchange Commission pursuant to Rule 4(2) of the Securities Act of 1933.

item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Form Loan Agreement and Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2013	HEALTH REVENUE ASSURANCE HOLDINGS, INC.

	By:	/s/ Andrea Clark
Andrea Clark Chief Executive Officer